Exhibit 10.21

FIRST AMENDMENT TO LEASE

This First Amendment to Lease is entered into as of the 31 day of January, 2013, by and between Scott Welsh, as receiver for LDC-728 Milwaukee, LLC (“Landlord”) and Duluth Holdings Inc. (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Retail Space Lease dated January 23, 2012 (the “Lease”), relating to certain premises (“Premises”) of a building located at 108 N. Franklin Street, Port Washington, Wisconsin (“Building”).

B. Landlord and Tenant now desire to amend and modify the Lease as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Lease as follows:

1. Definitions. All capitalized terms used herein shall have the meanings set forth in the Lease unless they are otherwise defined herein.

2. Free Rent and Rent Abatement. Landlord and Tenant acknowledge that according to the terms of this Lease, Tenant was entitled to certain free rent and rent abatement as follows: (a) In accordance with Section 1.08 of the Lease, Tenant was not required to pay Rent for the first eight (8) months of the Term (“Free Rent”); and (b) In accordance with Section 9.01 of the Lease, because the completion of Landlord’s Initial Work and Landlord’s Subsequent Work was delayed for a total of one hundred ninety (190) days, Tenant was entitled to three hundred eighty (380) days of abatement of Monthly Base Rent (“Rent Abatement”). Other than the Free Rent and the Rent Abatement, as of the execution of this Amendment, nothing has occurred at the Building or under this Lease, which would entitle Tenant to any other “free rent” or “rent abatements”.

3. Commencement Date. Landlord and Tenant confirm that the Commencement Date is January 23, 2012.

4. Expiration Date. Section 1.07 of the Lease is amended so that the Expiration Date is August 31, 2019.

5. Monthly Base Rent. Section 1.08 of the Lease is hereby deleted and replaced with the following:

Period	Monthly Base Rent		Annual Base Rent
1/23/12 —9/22/12	$0.00	*	—
9/23/12 —10/6/13	$0.00	**	—
10/7/13 —1/31/15	$10,608.00	***	$127,296.00
2/1/15 —1/31/16	$10,820.16		$129,841.92
2/1/16 —1/31/17	$11,036.56		$132,438.72
2/1/17 —1/31/18	$11,257.29		$135,087.48
2/1/18 —1/31/19	$11,482.44		$137,789.28
2/1/19 —8/31/19	$11,718.09		$140,545.08

*Tenant shall pay no Rent during the first eight (8) months of the Term.

**Tenant’s obligation to pay the Monthly Base Rent otherwise due for this three hundred eighty (380) day period shall be abated, but Tenant shall pay Additional Rent during this period.

***Monthly Base Rent shall commence on October 7, 2013. Monthly Base Rent for October 2013 will be prorated on a per diem basis based on the actual number of days in that month. Accordingly, Tenant shall pay Monthly Base Rent in the amount of $8,554.84 for such month on or before October 1, 2013.

6. Landlord’s Work. Tenant acknowledges that all Landlord’s Initial Work and Landlord’s Subsequent Work has been completed to Tenant’s satisfaction.

7. Effect of Amendment. Except as modified herein, all of the terms and the conditions of the Lease shall remain in full force and effect, and Landlord and Tenant hereby reaffirm their respective obligations thereunder. Tenant represents that Landlord is not in default of any terms, conditions, or covenants of the Lease.

8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument. Signatures delivered by facsimile, electronic mail, or similar electronic methods shall have the same effect as originals.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

IN WITNESS WHEREOF, this Amendment has been executed by the parties as of the date first written above.

Landlord:		Tenant:

LDC-728 Milwaukee, LLC		Duluth Holdings Inc.

By:	/s/ Scott Welsh	By:	/s/ Mark DeOrio
	Scott Welsh, Receiver		Mark DeOrio, Chief Financial Officer, Senior Vice President — Operations

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